UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2023
Illumina, Inc.
(Exact name of registrant as specified in its charter)

001-35406
(Commission File Number)

Delaware	33-0804655
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5200 Illumina Way, San Diego, CA 92122
(Address of principal executive offices) (Zip code)

(858) 202-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ILMN	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On February 1, 2023, the Board of Directors (the “Board”) of Illumina, Inc., a Delaware corporation (the “Company”), approved, an amendment and restatement of its 2015 Stock and Incentive Plan (the “Plan”) to increase the share reserve under the Plan by 8,000,000 shares, extend the term until January 31, 2033, eliminate specified requirements and limitations that applied to the grant of awards that were previously intended to constitute “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code in light of certain changes in tax law under the Tax Cuts and Jobs Act, permit the Plan administrator to grant dividend equivalent rights, specify the change in control treatment that will apply to outstanding awards in connection with a change in control of the Company and make other immaterial and ministerial changes. The increase to the share reserve and the term extension are subject to stockholder approval, and therefore, while awards may be granted prior to obtaining the Company’s stockholder approval, no shares will be issuable under any award that is granted with respect to the share reserve increase unless stockholder approval has been obtained. If stockholder approval is not obtained, such awards will instead settle in cash.

On February 1, 2023, the Board of Directors of the Company approved two forms of performance stock unit (“PSU”) award agreements and one form of restricted stock unit (“RSU”), in each case for awards made under the Plan on and after February 1, 2023. Under one form of PSU award agreement, participants will be eligible to vest in up to 175% of the target number of PSUs based on the attainment level of performance goals relating to the Company’s relative total shareholder return (as defined in the awards agreement) as compared to a peer group of companies measured over a three- fiscal year performance period. Under the other form of PSU award agreement, participants will be eligible to vest in up to 150% of the target number of PSUs based on the attainment level of performance goals relating the Company’s Adjusted EPS (as defined in the award agreement) measured over a two- fiscal year performance period. The form of RSU award agreement provides for awards that vest over time.

The foregoing description of the Plan and the awards agreements is a summary, is not complete, and is qualified in its entirely by reference to the Plan and award agreements, as applicable, which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 1, 2023, the Board approved an amendment and restatement of the bylaws of the Company (the “Amended and Restated Bylaws”), which became effective the same day, in order to address recently effective amendments to Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (i.e., federal proxy rules regarding the use of “universal” proxy cards in contested director elections), including by:

•requiring that any stockholder submitting a nomination provide additional representations with respect to Rule 14a-19 under the Exchange Act and deliver reasonable documentary evidence to the Company five business days prior to the meeting that such representations have been complied with;

•requiring that any stockholder submitting a nomination notify the Company within two business days if such stockholder no longer intends to solicit proxies in accordance with such representations;

•limiting the number of nominees a stockholder may nominate for election at a meeting of stockholders to the number of directors to be elected at such meeting;

•clarifying how votes of stockholders are treated by the Company for purposes of establishing a quorum and in the event proxies for disqualified or withdrawn nominees for the Board are received; and

•requiring that a stockholder directly or indirectly soliciting proxies from other stockholders use a proxy card color other than white.

The Amended and Restated Bylaws also incorporate various other related technical, clarifying and conforming changes.

The foregoing summary of the Amended and Restated Bylaws is qualified in its entirety by the full text of the Amended and Restated Bylaws, which is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Bylaws of Illumina, Inc., effective as of February 1, 2023
10.1	Amended and Restated 2015 Stock Incentive Plan (Share Reserve and Term Extension Remain Subject to Stockholder Approval)
10.2	Form of Performance Stock Unit Agreement (Relative TSR)
10.3	Form of Performance Stock Unit Agreement (Adjusted EPS)
10.4	Form of Restricted Stock Unit Agreement
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.
Date:	February 7, 2023	By:	/s/ JOYDEEP GOSWAMI
		Name:	Joydeep Goswami
		Title:	Chief Financial Officer, Chief Strategy and Corporate Development Officer

Exhibit Index

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Illumina, Inc., effective as of February 1, 2023
10.1	Amended and Restated 2015 Stock Incentive Plan (Share Reserve and Term Extension Remain Subject to Stockholder Approval)
10.2	Form of Performance Stock Unit Agreement (Relative TSR)
10.3	Form of Performance Stock Unit Agreement (Adjusted EPS)
10.4	Form of Restricted Stock Unit Agreement
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document